For period ended 12/31/2002                                             Series 6
File No. 811-8672

Sub-Item 77Q1(e):  Exhibits
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Shareholders  at a  special  meeting  held  on  October  31,  2002  approved  an
Investment Subadvisory Agreement between USAA INVESTMENT MANAGEMENT COMPANY and Marsico Capital Management, LLC. The following is the approved agreement.

                        INVESTMENT SUBADVISORY AGREEMENT

         AGREEMENT  made as of the  1st day of  November,  2002  (the  Effective
Date), between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and MARSICO CAPITAL MANAGEMENT, LLC, a limited liability company organized under the laws of the State of Delaware and having its principal place of business in Denver, Colorado (Marsico).

         WHEREAS, IMCO serves as the investment adviser to USAA Life Investment Trust, a business trust organized under the laws of the state of Delaware (the Trust) and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

         WHEREAS, under its Investment Advisory Agreement with the Trust (Investment Advisory Agreement), IMCO is authorized to appoint subadvisers for series of the Trust (each a Fund, or collectively Funds); and

         WHEREAS, IMCO wishes to retain Marsico to render investment advisory services to such series (or portions thereof) of the Trust as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such series or portion thereof referred to herein as a Fund Account and collectively as Fund Accounts); and

         WHEREAS, Marsico is willing to provide such services to the Fund Accounts and IMCO upon the terms and conditions and for the compensation set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1. APPOINTMENT OF MARSICO. IMCO hereby appoints Marsico to act as an investment adviser for each Fund Account in accordance with the terms and conditions of this Agreement. Marsico will be an independent contractor and will have no authority to act for or represent the Trust or IMCO in any way or otherwise be deemed an agent of the Trust or IMCO except as expressly authorized in this Agreement or another writing by the Trust, IMCO and Marsico. Marsico accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.       DUTIES OF MARSICO.

         (A) AUTHORITY TO INVEST. Subject to the control and supervision of IMCO and the Trust's Board of Trustees (the Board), Marsico, at its own expense, shall have full discretion to manage, supervise and direct the investment and reinvestment of Fund Accounts allocated to it by IMCO from time to time. It is understood that a Fund Account may consist of all, a portion of, or none of the assets of the Fund, and that IMCO has the right to allocate and reallocate such assets to a Fund Account at any time. Marsico shall perform its duties described herein in a manner consistent with the investment objectives, policies, and
restrictions  set  forth  in  the  then-current   prospectus  and  statement  of
additional information (SAI) for each Fund. Should Marsico
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anticipate  materially modifying its investment process, it must provide written notice in advance to IMCO, and any affected Prospectus and SAI should be amended accordingly.

         With respect to the management of each Fund Account pursuant to this Agreement, Marsico shall determine what investments shall be purchased, held, sold or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities for each Fund Account; except that, to the extent Marsico wishes to hold cash or cash equivalents in excess of 10% of a Fund Account's assets, Marsico must request in writing and receive advance permission from IMCO.

         In accordance with Subsection (b) of this Section 2, Marsico shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

         In the performance of its duties, Marsico will act in the best interests of each Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of each Fund, as stated in the then-current Registration Statement of each Fund,
(iv) the Trust's compliance procedures and other policies, procedures or guidelines as the Board or IMCO reasonably may establish from time to time, (v) the provisions of the Internal Revenue Code of 1986, as amended (Code), applicable to "regulated investment companies" (as defined in Section 851 of the Code), including Section 817(h) as from time to time in effect, and (vi) the written instructions of IMCO. Marsico shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing. IMCO shall be responsible for providing Marsico with the Trust's Master Trust Agreement, as amended and supplemented, the Trust's By-Laws and amendments thereto and current copies of the materials specified in Subsections (a)(iii) and (iv) of this
Section 2. IMCO shall provide Marsico with prior written notice of any material change to the Trust's Registration Statement under the Securities Act of 1933 and the 1940 Act that would affect Marsico's management of a Fund Account.

         No statement in this Agreement or any other document constitutes a representation by Marsico regarding the rate of growth or return of a Fund Account. Neither Marsico nor any of its officers, directors, or employees make any representations or warranties, express or implied, that any level of performance or investment results will be achieved by any Fund Account, or that any Fund Account will perform comparably with any standard or index, including the performance achieved for other clients of Marsico.

         (B) PORTFOLIO TRANSACTIONS. In connection with the management of the investment and reinvestment of the Fund Accounts' assets, Marsico will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, Marsico shall use its best efforts to obtain for the Fund Accounts the best overall terms available, except to the extent it may be permitted to pay higher

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brokerage  commissions for brokerage or research services as described below. In using its best efforts to obtain the best terms available, Marsico, bearing in mind each Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

         Subject to such policies as the Board may determine and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (Exchange
Act), Marsico shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage or research services to Marsico an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if Marsico determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular transaction or Marsico's overall responsibilities with respect to the Fund and to other clients of Marsico as to which Marsico exercises investment discretion. The Board or IMCO may direct Marsico to effect up to 25% of all transactions in portfolio securities for a Fund Account through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment. Marsico will treat such a direction as a decision by the Board or IMCO to retain, to the extent of the direction, the discretion that Marsico otherwise would exercise to select broker-dealers and negotiate commissions for the Fund Account.

         On occasions when Marsico deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of Marsico, Marsico, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Marsico in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

         Marsico may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, Marsico may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

         Marsico will advise the Funds' custodian or such depository or agents as may be designated by the custodian and IMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the

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Funds' custodian may need to settle a security's purchase or sale. Marsico shall not have possession or custody of any Fund's investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon Marsico giving proper instructions to the custodian, Marsico shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

         Notwithstanding the foregoing, Marsico agrees that IMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with IMCO. Upon receipt of a list of such securities or broker-dealers, Marsico shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account, unless and until the written approval of IMCO to do so is obtained. In addition, Marsico agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an "affiliated person" (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) of Marsico, except as permitted under the 1940 Act. IMCO agrees that it will provide Marsico with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. The Funds agree that any entity or person associated with IMCO or Marsico that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act, and the Funds consent to the retention of compensation for such transactions.

         IMCO and the Trust hereby approve Marsico's placement of orders for the purchase or sale of securities for a Fund Account with Banc of America Securities LLC ("BAS") (a broker-dealer that is an affiliated person of Marsico through their common ownership by Bank of America Corporation), or any other affiliated broker-dealer, to the extent permitted by the 1940 Act and other law. BAS or another affiliated broker-dealer will not deal as principal for its own account in such transactions, but will act as agent for other persons including the Fund Account. IMCO and the Trust are aware that the affiliation between Marsico and an affiliated broker-dealer (such as BAS) could give Marsico or its parent, Bank of America Corporation, an indirect interest in brokerage commissions received by the affiliated broker-dealer, which could create a potential conflict of interest when Marsico considers whether to use an affiliated broker-dealer. Marsico generally will use an affiliated broker-dealer for a Fund Account only when it believes that this is in the Fund Account's best interests because the affiliated broker-dealer is expected to provide best execution.

         IMCO and the Trust hereby authorize Marsico and any affiliated broker-dealer (including BAS) to effect agency cross transactions, in which the affiliated broker-dealer acts as broker for parties on both sides of the transaction, for any Fund Account, to the extent permitted by the 1940 Act and other law. IMCO and the Trust acknowledge that Marsico's affiliated broker-dealer will generally receive compensation from the other party to such transactions (the amount of which may vary), and that agency cross trades could create potentially conflicting divisions of loyalties and responsibilities, because the affiliated broker-dealer acts for and receives commissions from both parties, while Marsico advise the Fund Account to enter into the trade.

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IMCO and the Trust may at any time  revoke  their  consent to the  execution  of future agency cross trades for a Fund account by giving written notice to Marsico or the affiliated broker-dealer.

         (C) EXPENSES. Marsico, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of Marsico's duties under this Agreement. However, Marsico shall not be obligated to pay any expenses of IMCO, the Trust or the Funds, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Funds and custodian fees and expenses.

         (D) VALUATION. Securities traded on a national securities exchange or the NASDAQ market for which market quotes will be readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, Marsico, at its expense and in accordance with procedures and methods established by the Board, which may be amended from time to time, will provide assistance to IMCO in determining the fair value of such securities. Marsico also shall make reasonable efforts to monitor for "significant events" that occur after the closing of a market but before the Funds calculate their net asset values and that may affect the valuation of any Fund Account's portfolio securities and shall notify IMCO immediately of the occurrence of any such events.

         (E) REPORTS AND AVAILABILITY OF PERSONNEL. Marsico, at its expense, shall render to the Board and IMCO such periodic and special reports as the Board and IMCO may reasonably request with respect to matters relating to the duties of Marsico set forth herein. Marsico, at its expense, will make available to the Board and IMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and IMCO regarding the investment affairs of the Funds, including economic, statistical and investment matters relevant to Marsico's duties hereunder.

         (F) COMPLIANCE MATTERS. Marsico, at its expense, will provide IMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. Marsico also shall cooperate with and provide reasonable assistance to IMCO, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and IMCO, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and IMCO, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

         (G) BOOKS AND RECORDS. Marsico will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts. Pursuant to Rule 31a-3 under the 1940 Act, Marsico agrees that: (i) all records it maintains for a Fund Account are the property of the Fund; (ii) it will surrender promptly to a Fund or IMCO any such records (or copies of such records) upon the Fund's or IMCO's request; and (iii) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains

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for any  Fund  Account.  Notwithstanding  subsection  (ii)  above,  Marsico  may maintain copies of such records to comply with its recordkeeping obligations.

         (H) PROXIES. Marsico will, unless and until otherwise directed by IMCO or the Board, vote proxies with respect to a Fund Account's securities and exercise rights in corporate actions or otherwise in accordance with Marsico's proxy voting guidelines, as amended from time to time, which shall be provided to IMCO.

3. ADVISORY FEE. IMCO shall pay to Marsico as compensation for Marsico's services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act. Such fees shall be calculated daily and payable monthly in arrears within 15 business days after the end of such month. IMCO (and not the Funds) shall pay such fees. If Marsico shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

4.       REPRESENTATIONS AND WARRANTIES.

         (A) MARSICO. Marsico represents and warrants to IMCO that (i) the retention of Marsico by IMCO as contemplated by this Agreement is authorized by Marsico's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which Marsico or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of Marsico and when executed and delivered by Marsico will be a legal, valid and binding obligation of Marsico, enforceable against Marsico in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law);
(iv) Marsico is registered as an investment adviser under the Advisers Act; (v) Marsico has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and instituted implementation procedures and Marsico and certain of its employees, officers, partners and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to IMCO, and shall cause its employees, officers, partners and directors to furnish to IMCO information that IMCO reasonably requests concerning such code of ethics; (vi) Marsico is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement;
(vii) Marsico will promptly notify IMCO of the occurrence of any event that would disqualify Marsico from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) Marsico has provided IMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to IMCO at least annually; (ix) Marsico will notify IMCO of any "assignment" (as defined in the 1940 Act) of this Agreement or change of control of Marsico, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of Marsico, in each case prior to or promptly after, such change; and
(x) Marsico

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has adequate  disaster recovery and interruption  prevention  measures to ensure business resumption in accordance with applicable law and within industry standards.

         (B) IMCO. IMCO represents and warrants to Marsico that (i) the retention of Marsico by IMCO as contemplated by this Agreement is authorized by the respective governing documents of the Trust and IMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Trust or IMCO or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Trust and IMCO and when executed and delivered by IMCO will be a legal, valid and binding obligation of the Trust and IMCO, enforceable against the Trust and IMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) IMCO is registered as an investment adviser under the Advisers Act; (v) IMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and instituted implementation procedures and that IMCO and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) IMCO is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; and (vii) IMCO will promptly notify Marsico of the occurrence of any event that would disqualify IMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.       LIABILITY AND INDEMNIFICATION.

         (A) MARSICO. Marsico shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Trust, a Fund, IMCO, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the Securities Act of 1933, as amended (the 1933
Act)) (collectively, IMCO Indemnitees) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard of Marsico in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to Marsico which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made primarily in reliance upon information furnished to IMCO or the Trust by Marsico Indemnitees (as defined below) for use therein. Marsico shall indemnify and hold harmless the IMCO Indemnitees for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses).

         (B) IMCO. IMCO shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Marsico, any affiliated persons thereof (within the meaning of the 1940
Act) and any controlling persons thereof (as described in Section 15 of the 1933
Act) (collectively, Marsico Indemnitees) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or

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reckless  disregard  by  IMCO  in  the  performance  of any  of  its  duties  or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to IMCO which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made primarily in reliance upon information furnished to IMCO or the Trust. IMCO shall indemnify and hold harmless Marsico Indemnitees for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses).

6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective with respect to a Fund upon its execution; provided, however, that this Agreement shall not become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

         (a) By vote of a majority of (i) the Board members who are not "interested persons" (as defined in the 1940 Act) of the Trust, IMCO, or Marsico (Independent Board Members) or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO and Marsico.

         (b) This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board, or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and
(ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, Marsico may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

         (c) IMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, by written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to Marsico. Marsico may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO.

         (d) This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

         (e) Any notice of termination served on Marsico by IMCO shall be without prejudice to the obligation of Marsico to complete transactions already initiated or acted upon with respect to a Fund.

                                       8
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

         Upon termination of this Agreement, the duties of IMCO delegated to Marsico under this Agreement automatically shall revert to IMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 5, 10(a), 10(e), 11(a) and 11(c) of this Agreement shall remain in effect after any such termination.

7. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8. APPROVAL, AMENDMENT, OR TERMINATION BY INDIVIDUAL FUND. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9. SERVICES NOT EXCLUSIVE. The services of Marsico to IMCO in connection with the Funds hereunder are not to be deemed exclusive, and Marsico shall be free to render investment advisory services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by Marsico to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of Marsico to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that IMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to Marsico, or IMCO itself, to perform investment advisory services to any portion of the Funds.

10.      ADDITIONAL AGREEMENTS.

         (A) ACCESS TO INFORMATION. Marsico shall, upon reasonable notice, afford IMCO at all reasonable times access to Marsico's officers, employees, agents and offices and to all its relevant books and records and shall furnish IMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate Marsico to provide IMCO with access to the books and records of Marsico relating to any other accounts other than the Funds.

         (B) CONFIDENTIALITY. Marsico, and its officers, employees and authorized representatives, shall treat confidentially and as proprietary information of the Trust all records and information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Marsico may be

                                       9
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

exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         (C) PRIVACY POLICY. Marsico acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from IMCO is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of IMCO unless permitted by exceptions set forth in Sections 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required. Marsico may disclose nonpublic customer information to broker-dealers, custodians, and other third parties to the extent necessary or appropriate to perform its duties under this Agreement.

         (D) PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law (as in the case of registration statements and other documents that are required to be publicly filed); provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances. Marsico also may disclose non-confidential information about its service as sub-adviser to the Trust to other clients or potential clients after the information has been disclosed in publicly filed documents.

         (E) NOTIFICATIONS. Marsico agrees that it will promptly notify IMCO in the event that Marsico or any of its affiliates is or expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction.

         (F) INSURANCE. Marsico agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Marsico's business activities.

         (G) SHAREHOLDER MEETING EXPENSES. In the event that the Trust shall be required to call a meeting of shareholders solely due to actions initiated solely by Marsico, including, without limitation, a change of control of Marsico, Marsico shall bear all reasonable expenses associated with such shareholder meeting.

11.      MISCELLANEOUS.

         (A) NOTICES. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

                                       10
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

IMCO:             USAA Investment Management Company
                  9800 Fredericksburg Road, A-O3-W
                  San Antonio, Texas 78288
                  Facsimile No.: (210) 498-4022
                  Attention: Securities Counsel & Compliance Dept.

Marsico:          1200 Seventeenth Street
                  Suite 1300
                  Denver, Colorado 80202
                  Fax: (303) 454-5678
                  Attention:  Legal/Compliance Dept. and Client Services Dept.


         (B) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         (C) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

         (D) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (E)  HEADINGS.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (F) ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

                                       11
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

         IN WITNESS WHEREOF, IMCO and Marsico have caused this Agreement to be executed as of the date first set forth above.

Attest:                                   USAA INVESTMENT MANAGEMENT
                                          COMPANY


By: /S/ MARK S. HOWARD                    By: /S/ CHRISTOPHER W. CLAUS
    -------------------------                 ---------------------------------
Name:  Mark S. Howard                     Name:  Christopher W. Claus
Title: Secretary                          Title: President



                                          By: /S/ DAVID H. GARRISON
                                              ---------------------------------
                                          Name:  David H. Garrison
                                          Title: Authorized Signatory


Attest:                                   MARSICO CAPITAL MANAGEMENT, LLC


By: /S/ THOMAS J. KERWIN                  By: /S/ CHRISTOPHER J. MARSICO
    -------------------------------           ---------------------------------
Name:  Thomas J. Kerwin                   Name:  Christopher J. Marsico
Title: Vice President and                 Title: President and Chief Operating
       General Counsel                           Officer

                                       12
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

                                   SCHEDULE A



                        USAA LIFE AGGRESSIVE GROWTH FUND


                                       13
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

                                   SCHEDULE B
                                      FEES

                                             Rate per annum of the average daily
                                             net assets  of the Fund Account
               FUND ACCOUNT                  -----------------------------------

USAA Life Aggressive Growth Fund                         0.20%


                                       14
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